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                                                                   EXHIBIT 23-A

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Prospectus forming a part of the Registration Statement on Form S-3 filed by Quality Dining, Inc. (Registration No. 333-07493), as amended by Amendment No. 1, of our report dated December 22, 1995, on our audits of the consolidated financial statements of Quality Dining, Inc. and subsidiaries as of October 29, 1995 and October 30, 1994, and for the fifty-two week periods ended October 29, 1995 and October 30, 1994 and the fifty-three week period ended October 31, 1993. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                          COOPERS & LYBRAND L.L.P.

South Bend, Indiana

July 22, 1996